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                                                                 EXHIBIT 10.27


                            MAXIM PHARMACEUTICALS, INC.

              SERIES A CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT

     THIS SERIES A CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT (the "Agreement") is entered into as of July 20, 1999, by and among Maxim Pharmaceuticals, Inc., a Delaware corporation (the "Company") and each of those persons and entities, severally and not jointly, whose names are set forth on the Schedule of Purchasers attached hereto as Exhibit A-1 (which persons and entities are hereinafter collectively referred to as "Purchasers" and each individually as a "Purchaser"). The Purchaser set forth on Exhibit A-1 intends to distribute the Shares to the entities and in the amounts set forth on Exhibit A-2.

                                      RECITALS

     WHEREAS, the Company has authorized the sale and issuance of an aggregate of Three Hundred Thousand (300,000) shares of its Series A Convertible Preferred Stock (the "Shares");

     WHEREAS, Purchasers desire to purchase the Shares on the terms and conditions set forth herein; and

     WHEREAS, the Company desires to issue and sell the Shares to Purchasers on the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

     1.   AGREEMENT TO SELL AND PURCHASE.

          1.1 AUTHORIZATION OF SHARES. On or prior to the Closing (as defined in Section 2 below), the Company shall have authorized (i) the sale and issuance to Purchasers of the Shares and (ii) the issuance of shares of Common Stock to be issued upon conversion of the Shares (the "Conversion Shares"). The Shares shall have the rights, preferences, privileges and restrictions set forth in the Certificate of Designations in the form attached hereto as Exhibit B (the "Certificate of Designations").

          1.2 SALE AND PURCHASE. Subject to the terms and conditions hereof, at the Closing (as hereinafter defined) the Company hereby agrees to issue and sell to each Purchaser, severally and not jointly, and each Purchaser agrees to purchase from the Company, severally and not jointly, the number of Shares set forth opposite such Purchaser's name on Exhibit A, at a purchase price of $97.25 per share, such price per share determined based on the average of the closing bid price for the five days preceding the Closing Date as reported on the American Stock Exchange multiplied by the number of shares of Common Stock into which each Share is initially convertible as set forth in the Certificate of Designations.

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     2.   CLOSING, DELIVERY AND PAYMENT.

          2.1 CLOSING. The closing of the sale and purchase of the Shares under this Agreement (the "Closing") shall take place at 10:00 a.m. on the date each of the conditions to closing set forth in Section 5 hereof have occurred, at the offices of Cooley Godward LLP, 4365 Executive Drive, Suite 1100, San Diego, CA 92121 or at such other time or place as the Company and Purchasers may mutually agree (such date is hereinafter referred to as the "Closing Date"). Payment for the Shares and delivery of the stock certificates representing the Shares shall take place no later than five (5) business days after the Closing Date (the "Settlement Date") and in accordance with Section 2.2 below.

          2.2 DELIVERY AND SETTLEMENT. On the Settlement Date, subject to the terms and conditions hereof, the Company will deliver to the Purchasers certificates representing the number of Shares to be purchased at the Closing by each Purchaser, against payment of the purchase price therefor by check, wire transfer made payable to the order of the Company, cancellation of indebtedness or any combination of the foregoing.

     3.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     The Company hereby represents and warrants to each Purchaser as of the date of this Agreement as follows:

          3.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement and to issue and sell the Shares and the Conversion Shares and to carry out the provisions of this Agreement and the Certificate of Designations and to carry on its business as presently conducted and as presently proposed to be conducted. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the assets, liabilities, financial condition, regulatory condition, capital, properties, results of operations or prospects of the Company or its business (a "Material Adverse Effect").

          3.2 SUBSIDIARIES. The Company owns no equity securities of any other corporation, limited partnership or similar entity. The Company is not a participant in any joint venture, partnership or similar arrangement.

          3.3 CAPITALIZATION; VOTING RIGHTS. The authorized capital stock of the Company, immediately prior to the Closing, will consist of 35,000,000 shares of Common Stock, (par value $ .001) per share, 10,203,600 shares of which are issued and outstanding as of the date of this Agreement, 5,000,000 shares of Preferred Stock, (par value $ .001) per share, 300,000 of which are designated Series A Preferred Stock, none of which are issued and outstanding as of the date of this Agreement. All issued and outstanding shares of the Company's Common Stock (a) have been duly authorized and validly issued and
(b) are fully paid and nonassessable.  The

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rights, preferences, privileges and restrictions of the Shares are as stated
in the Certificate of Designations; all such rights, preferences, privileges and restrictions are valid, binding and enforceable against the Company and in accordance with applicable laws. The Conversion Shares have been duly and validly reserved for issuance. Other than the 977,310 shares reserved for issuance under the Company's 1993 Long Term Incentive Plan and outstanding warrants to purchase an aggregate of 2,961,104 shares of Common Stock and 44,006 shares reserved for issuance under the Company's 401(k) plan, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or shareholder agreements, or agreements of any kind authorized or outstanding for the purchase or acquisition from the Company of any of its securities or any interest therein. Except as set forth herein, there is no commitment by the Company to issue shares, subscriptions, warrants, options, convertible securities, or other such rights or to distribute to holders of any of its equity securities any evidence of indebtedness or asset. The Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interest therein or to pay any dividend (other than dividends payable on the Shares) or to make any other distribution in respect thereof. When issued in compliance with the provisions of this Agreement and the Certificate of Designations, the Shares and the Conversion Shares will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances; provided, however, that the Shares and the Conversion Shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

          3.4 AUTHORIZATION; BINDING OBLIGATIONS. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization of this Agreement, the performance of all obligations of the Company hereunder at the Closing and the authorization, sale, issuance and delivery of the Shares pursuant hereto and the Conversion Shares pursuant to the Certificate of Designations has been taken or will be taken prior to the Closing. The Agreement when executed and delivered, will be valid and binding obligations of the Company enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights; (b) general principles of equity that restrict the availability of equitable remedies; and (c) to the extent that the enforceability of the indemnification provisions in Section 6.2 may be limited by applicable laws. The sale of the Shares and the subsequent conversion of the Shares into Conversion Shares are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

          3.5  SEC FILINGS; FINANCIAL STATEMENTS.

               (a) The Company has made available to each Purchaser a complete and accurate copy (excluding copies of exhibits) of the Company's
(i) Annual Report of Form 10-K for the year ended September 30, 1998, (ii) Quarterly Reports on Form 10-Q for the quarters ended December 31, 1998 and March 31, 1999, (iii) Proxy Statement on Schedule 14A dated January 13, 1999, and (iv) Proxy Statement on Schedule 14A dated June 1, 1999, each filed by the Company with the Securities and Exchange Commission ("SEC") (collectively, the "Company SEC Documents"). The Company SEC Documents (i) complied with the

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requirements of the Securities Act or the Exchange Act, as the case may be, at and as of the times they were filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing),
(ii) were filed in a timely manner, and (iii) did not at and as of the time they were filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

               (b) Each of the sets of financial statements (including, in each case, any related notes thereto) contained in the Company SEC Documents (collectively, the "Past Financial Statements") including the Company's unaudited consolidated balance sheet as of March 31, 1999 (the "March Balance Sheet") (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) was prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except as may be indicated in the notes thereto and, in the case of unaudited interim financial statements, as permitted by Form 10-Q of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to year-end audit adjustments which are not expected to be material in amount) and (iii) fairly presents the financial position of the Company as at the respective dates thereof and the results of operations of the Company and cash flows for the periods indicated.

          3.6 LIABILITIES. The Company has no material liabilities and, to the best of its knowledge, knows of no material contingent liabilities not disclosed in the Past Financial Statements, except current liabilities incurred in the ordinary course of business subsequent to the March Balance Sheet which have not been, either in any individual case or in the aggregate, materially adverse.

          3.7  CHANGES. Since the March Balance Sheet, there has not been:

               (a) Any change in the assets, liabilities, financial condition or operations of the Company from that reflected in the Past Financial Statements, other than changes in the ordinary course of business, none of which individually or in the aggregate has had or is expected to have a Material Adverse Effect;

               (b) Any resignation or termination of any key officers of the Company; and the Company, to the best of its knowledge, does not know of the impending resignation or termination of employment of any such officer;

               (c) Any material change in the contingent obligations of the Company by way of guaranty, endorsement, indemnity, warranty or otherwise;

               (d) Any damage, destruction or loss, whether or not covered by insurance, which has a Material Adverse Effect;

               (e) Any waiver by the Company of a valuable right or of a material debt owed to it;

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               (f)  Any direct or indirect loans made by the Company to any shareholder, employee, officer or director of the Company, other than advances made in the ordinary course of business;

               (g) Any material change in any compensation arrangement or agreement with any officer, director or shareholder of the Company;

               (h) Any declaration or payment of any dividend or other distribution of the assets of the Company;

               (i) Any labor organization activity involving the Company's employees;

               (j) Any debt, obligation or liability (absolute, accrued or contingent) incurred, assumed or guaranteed by the Company, except those for immaterial amounts and for current liabilities incurred in the ordinary course of business;

               (k) Any sale, assignment, pledge or transfer of tangible assets or any patents, trademarks, copyrights, trade secrets or other intangible assets;

               (l) Any change in any material agreement to which the Company is a party or by which it is bound which has a Material Adverse Effect; or

               (m) Any other event or condition of any character that, either individually or cumulatively, has a Material Adverse Effect.

          3.8  PATENTS AND TRADEMARKS.

               (a) To the best of its knowledge, the Company owns or possesses sufficient rights under all material patents, patent rights, trademarks, copyrights, licenses, inventions, trade secrets, trade names and know-how (collectively, "Intellectual Property") described or referred to in the Company SEC Documents as owned or used by it or that are necessary for the conduct of its business as now conducted, (ii) the Company has not received any notice of, or has no knowledge of, any infringement of or conflict with asserted rights of the Company by others with respect to any Intellectual Property, and (iii) the Company has not received any notice of, or has no knowledge of, any infringement of or conflict with asserted rights of a third party with respect to any Intellectual Property.

               (b) In addition to the foregoing, the Company is unaware of any facts which would preclude the Company from having clear title to the patents and patent applications referred to or described in the Company SEC Documents (the "Maxamine Patents"). The Company has complied with the Patent and Trademark Office ("PTO") duty of candor and good faith in dealing with the PTO, including the duty to disclose to the PTO all information known to be material to the patentability of each of such United States patents and patent applications. To the best of its knowledge, all assignments from each named inventor to the Company have been executed and recorded with the PTO for each Maxamine Patent. To the best of its knowledge,

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the Company has maintained all rights with respect to the Maxamine Patents.
The Company has no reason to believe that any of the claims of the Maxamine Patents is unpatentable, unenforceable or invalid. The Company is not aware of any pending U.S. or foreign patent applications which, if issued, would limit, prohibit or materially affect the business now conducted or proposed to be conducted by the Company as described in the Company SEC Document. The Company is not aware of any facts which would form the basis for a belief that the products or processes of any third party infringe the claims of any Maxamine Patent.

               (c) The Company is unaware of any legal or governmental proceedings pending relating to the Maxamine Patents, other than PTO review of pending applications for patents, including appeal proceedings, and, to the best of its knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

               (d) The Company is unaware of any contracts or other documents material to the Company's Maxamine Patents or Intellectual Property other than those described in the Company SEC Documents.

          3.9 COMPLIANCE WITH OTHER INSTRUMENTS. The Company is not in violation or default of (i) any term of its Certificate of Incorporation or Bylaws, each as amended to date, (ii) any provision of any mortgage, indenture, contract, agreement, instrument or contract to which it is party or by which it is bound or of any judgment, decree, order, writ, except such violations or defaults which, alone or in the aggregate, do not have a Material Adverse Effect, or (iii) to its knowledge, any statute, rule or regulation applicable to the Company, except such violations or defaults which, alone or in the aggregate, would not have a Material Adverse Effect. The execution, delivery, and performance of and compliance with this Agreement and the issuance and sale of the Shares pursuant hereto and of the Conversion Shares pursuant to the Certificate of Designations, will not, with or without the passage of time or giving of notice, result in any such violation, or be in conflict with or constitute a default under any such term, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

          3.10 LITIGATION. There is no action, suit, proceeding or investigation pending or to the Company's knowledge currently threatened against the Company that questions the validity of this Agreement or the right of the Company to enter into this Agreement, or to consummate the transactions contemplated hereby, or which might result, either individually or in the aggregate, in a Material Adverse Effect, or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for the foregoing. There is no action or suit by the Company pending, threatened or contemplated against others.

          3.11 REGISTRATION RIGHTS. Except for National Securities Corporation and HealthCap KB and as set forth in Section 6 of this Agreement, the Company is presently not under any obligation, and has not granted any rights, to register any of the Company's presently outstanding securities or any of its securities that may hereafter be issued.

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          3.12 COMPLIANCE WITH LAWS; PERMITS. To its knowledge, the Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties, except such violations which, alone or in the aggregate, do not have a Material Adverse Effect. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement and the issuance of the Shares or the Conversion Shares, except such as has been duly and validly obtained or filed, or with respect to any filings that must be made after the Closing, as will be filed in a timely manner. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could have a Material Adverse Effect and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted.

          3.13 OFFERING VALID. Assuming the accuracy of the representations and warranties of the Purchasers contained in Section 4.2 hereof, the offer, sale and issuance of the Shares and the Conversion Shares will be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act") and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

          3.14 OTHER AGREEMENTS. Except as set forth under the Company SEC Documents, the Company is not a party to or otherwise bound by any written or oral agreement, instrument, commitment or restriction which individually could reasonably be expected to have a Material Adverse Effect or any other written or oral:

               (a) agreement with any labor union representing employees of the Company;

               (b) agreement for the future purchase of fixed assets or for the future purchase of materials, supplies or equipment in excess of its normal operating requirements;

               (c) agreement relating to the borrowing of money or to the mortgaging or pledging of, or otherwise placing a lien or security interest on, any asset of the Company;

               (d) guaranty of any obligations for borrowed money or otherwise;

               (e) other agreement, instrument, commitment, plan or arrangement, a copy of which would be required to be filed with the SEC as an exhibit to a registration statement on Form S-1 if the Company were registering securities under the Securities Act.

The Company, and to the best of its knowledge, each other party thereto have in all material respects performed all the obligations required to be performed by them to date (or each non-performing party has received a valid, enforceable and irrevocable written waiver with respect to its non-performance), have received no notice of default and are not in default (with due notice or elapse of time or both) under any agreement, instrument, commitment or plan or arrangement to

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which the Company is a party or by which it or its property may be bound except such defaults which, alone or in the aggregate, are not reasonably expected to have a Material Adverse Effect. The Company has no present expectation or intention of not performing all its material obligations under each such agreement, instrument, commitment, plan or arrangement, and the Company has no knowledge of any breach or anticipated breach by the other party to any agreement, instrument, commitment, plan or arrangement to which the Company is a party except for such breaches which, alone or in the aggregate, are not reasonably expected to have a Material Adverse Effect.
The Company is in compliance with all of the material terms of its Charter and By-Laws, as amended.

          3.15 DISCLOSURE. Neither this Agreement, nor any Schedule or Exhibit to this Agreement, nor any documents furnished or made available to the Purchasers relating to this Agreement, contains any material misstatement of fact or omits to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they are made, not misleading. None of the statements, documents, certificates or other items prepared or supplied by the Company with respect to the transactions contemplated hereby contains any material misstatement of fact or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. There is no fact which the Company has not disclosed to the Purchasers and their counsel and of which the Company is aware which, alone or in the aggregate is reasonably expected to have a Material Adverse Effect. The financial projections and other estimates contained in any documents furnished to the Purchasers relating to this Agreement were prepared by the Company based on the Company's experience in the industry and on assumptions of fact and opinions as to future events which the Company believed to be reasonable, but which the Company cannot and does not assure or guarantee the attainment of in any manner. As of the date hereof, no facts have come to the attention of the Company which would, in its opinion, require the Company to materially revise or amplify the assumptions underlying such projections and other estimates or the conclusions derived therefrom.

          3.16 OFFERING OF SHARES. Neither the Company nor any person authorized or employed by the Company as agent, broker, dealer or otherwise in connection with the offering or sale of the Shares or any security of the Company similar to the Shares has offered the Shares or any such similar security for sale to, or solicited any offer to buy the Shares or any such similar security from, or otherwise approached or negotiated with respect thereto with, any person or persons, and neither the Company nor any person acting on its behalf has taken or will take any other action (including, without limitation, any offer, issuance or sale of any security of the Company under circumstances which might require the integration of such security with the Shares under the Securities Act or the rules and regulations of the SEC thereunder), in either case so as to subject the offering, issuance or sale of the Shares to the registration provisions of the Securities Act.

     4.   REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS.

     Each Purchaser hereby represents and warrants to the Company as follows:

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          4.1  REQUISITE POWER AND AUTHORITY. Purchaser has all necessary power and authority under all applicable provisions of law to execute and deliver and to perform its obligations under this Agreement. All action on Purchaser's part required for the lawful execution and delivery of this Agreement have been or will be effectively taken prior to the Closing. Upon their execution and delivery, this Agreement will be valid and binding obligation of Purchaser, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights and (b) general principles of equity that restrict the availability of equitable remedies.

          4.2 INVESTMENT REPRESENTATIONS. Purchaser understands that neither the Shares nor the Conversion Shares have been registered under the Securities Act. Purchaser also understands that the Shares are being offered and sold pursuant to an applicable exemption from registration contained in the Securities Act based in part upon Purchaser's representations contained in the Agreement. Purchaser hereby represents and warrants as follows:

               (a) PURCHASER BEARS ECONOMIC RISK. Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Purchaser must bear the economic risk of this investment indefinitely unless the Shares (or the Conversion Shares) are registered pursuant to the Securities Act, or an exemption from registration is available. Purchaser understands that, except as set forth in this Agreement, the Company has no present intention of registering the Shares, the Conversion Shares or any shares of its Common Stock. Purchaser also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow Purchaser to transfer all or any portion of the Shares or the Conversion Shares under the circumstances, in the amounts or at the times Purchaser might propose.

               (b) PURCHASER CAN PROTECT ITS INTEREST. Purchaser represents that by reason of its, or of its management's, business or financial experience, Purchaser has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement, and the Related Agreements. Further, Purchaser is aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement.

               (c) COMPANY INFORMATION. Purchaser has received and read the Company SEC Reports and the Past Financial Statements and has had an opportunity to discuss the Company's business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company's operations and facilities. Purchaser has also had the opportunity to ask questions of and receive answers from the Company and its management regarding the terms and conditions of this investment.

               (d) RULE 144. Purchaser acknowledges and agrees that the Shares, and, if issued, the Conversion Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available.

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Purchaser has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act as in effect from time to time, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company, the resale occurring following the required holding period under Rule 144 and the number of shares being sold during any three-month period not exceeding specified limitations.

               (e) RESIDENCE. If the Purchaser is an individual, then the Purchaser resides in the state, province or country identified in the address of the Purchaser set forth on Exhibit A; if the Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of the Purchaser in which its investment decision was made is located at the address or addresses of the Purchaser set forth on Exhibit A.

          4.3 ADDITIONAL REGULATION S REPRESENTATIONS. Each Purchaser who is not a resident of the United States also represents as follows:

               (a) Purchaser certifies that he, she or it is neither a citizen nor a resident of the United States and that his, her or its address set forth on Schedule A of this Agreement is correct.

               (b) No public offer or solicitation of the Shares was made to such Purchaser and no offer of the Shares was made to such Purchaser while such purchaser was present in the United States.

               (c) At the time any buy order for the Shares was originated, such Purchaser was located outside the United States and is outside the United States on the date of the execution and delivery of this Agreement and will be outside the United States on the Closing Date.

               (d) Purchaser is aware that the Shares and the Conversion Shares have not been registered under the Securities Act and may only be offered or sold pursuant to registration under the Securities Act or an available exemption therefrom, and such Purchaser has not, and will not, engage in any public offering or distribution of the Shares or Conversion Shares or engage in any hedging transaction with respect thereto, except in accordance with the registration or exemption provisions of the Securities Act.

               (e) Except to the extent the Shares or Conversion Shares have been registered under the Securities Act, such Purchaser (i) will not, during the period commencing on the Closing Date and ending one year after the Closing Date (the "Distribution Compliance Period"), offer or sell or agree to sell the Shares or Conversion Shares in the United States, to a U.S. Person (as defined in Regulation S promulgated under the Securities Act ("Regulation S")) or for the account or benefit of a U.S. Person other than in accordance with Regulation S, and (ii) will, after the expiration of the Distribution Compliance Period, offer, sell, pledge or otherwise transfer the Shares or Conversion Shares only pursuant to registration under the Securities Act or an available exemption therefrom and, in any case, in accordance with applicable United States federal and state securities laws.

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               (f)  Purchaser has been advised of, and is familiar with, has complied, and will comply, with the offering restrictions, and any other requirements of Regulation S.

               (g) The transactions contemplated by this Agreement (i) have not been pre-arranged by Purchaser with the view to sell or transfer the Shares or Conversion Shares to another purchaser located in the United Stated who is a U.S. Person, and (ii) are not part of a plan or scheme by Purchaser to evade the registration provisions of the Securities Act.

               (h) Neither Purchaser nor any of his, her or its affiliates has entered, has the intention of entering, or will during the Distribution Compliance Period enter into, with any U.S. Person, any put option, short position or other similar instrument or position with respect to the Shares or Conversion Shares or participate in any other attempt designed to lower the trading prices of the Shares or Conversion Shares.

     5.   CONDITIONS TO CLOSING.

          5.1 CONDITIONS TO PURCHASERS' OBLIGATIONS AT THE CLOSING. Each Purchaser's obligation to purchase the Shares at the Closing are subject to the satisfaction of the following conditions:

               (a) REPRESENTATIONS AND WARRANTIES TRUE; PERFORMANCE OF OBLIGATIONS. The representations and warranties made by the Company in
Section 3 hereof shall be true and correct (except to the extent that the aggregate of all inaccuracies and breaches thereof would not have a Material Adverse Effect) as of the Closing Date (except to the extent such representations specifically relate to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date, and in any event subject to the foregoing materiality qualification) with the same force and effect as if they had been made as of the Closing Date, and the Company shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the Closing.

               (b) LEGAL INVESTMENT. On the Closing Date, the sale and issuance of the Shares and the proposed issuance of the Conversion Shares shall be legally permitted by all laws and regulations to which Purchasers and the Company are subject.

               (c) CONSENTS, PERMITS, AND WAIVERS. As of the Closing Date, the Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement (except for such as may be properly obtained subsequent to the Closing).

               (d) FILING OF CERTIFICATE OF DESIGNATIONS. On the Settlement Date, the Certificate of Designations shall have been filed with the Secretary of State of the State of Delaware.

               (e) RESERVATION OF CONVERSION SHARES. As of the Closing Date, the Conversion Shares issuable upon conversion of the Shares shall have been duly authorized and reserved for issuance upon such conversion.

               (f) WRITTEN ASSURANCE FROM AMEX. On the Closing Date, the Company shall have received written assurance from the American Stock Exchange to the effect that the issuance of the Shares contemplated hereby will not result in a violation of the listing requirements of the American Stock Exchange.

               (g) LEGAL OPINION. On the Settlement Date, the Purchasers shall have received from legal counsel to the Company an opinion addressed to them, dated as of the Settlement Date, in substantially the form attached hereto as Exhibit C.

               (h) COMPLIANCE CERTIFICATE. The Company shall have delivered a certificate, executed by the President of the Company, dated the Settlement Date, stating that the conditions set forth in paragraphs (a), (c), (d), (e) and (f) have been complied with and that between the date of execution of this Agreement and the Settlement Date, there has been no material adverse change affecting the Company or its business which, alone or in the aggregate, shall have a Material Adverse Effect.

          5.2 CONDITIONS TO OBLIGATIONS OF THE COMPANY. The Company's obligation to issue and sell the Shares at the Closing is subject to the satisfaction of the following conditions:

               (a) REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties made by those Purchasers acquiring Shares in Section 4 hereof shall be true and correct (except to the extent that the aggregate of all inaccuracies and breaches thereof would not have a Material Adverse Effect) at the Closing Date (except to the extent such representations specifically relate to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date, and in any event subject to the foregoing materiality qualification), with the same force and effect as if they had been made on and as of said date.

               (b) PERFORMANCE OF OBLIGATIONS. Such Purchasers shall have performed and complied with all agreements and conditions herein required to be performed or complied with by such Purchasers on or before the Closing.

               (c) FILING OF CERTIFICATE OF DESIGNATIONS. On the Settlement Date, the Certificate of Designations shall have been filed with the Secretary of State of the State of Delaware.

               (d) CONSENTS, PERMITS, AND WAIVERS. As of the Closing Date, the Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement (except for such as may be properly obtained subsequent to the Closing).

               (e) WRITTEN ASSURANCE FROM AMEX. On the Closing Date, the Company shall have received written assurance from the American Stock Exchange to the effect that the issuance of the Shares contemplated hereby will not result in a violation of the listing requirements of the American Stock Exchange.

     6.   REGISTRATION.

          6.1  REGISTRATION REQUIREMENTS.

               (a)  The Company shall prepare and file, not later than thirty
(30) days after the Closing Date, a registration statement on Form S-3 or another available form (the "Registration Statement") with the SEC under the Securities Act to register the resale of the Conversion Shares by the Purchasers and thereafter shall use its best efforts to secure effectiveness of the Registration Statement within ninety (90) days after the Closing Date.
 In the event the Company fails to secure effectiveness of the Registration Statement within ninety (90) days after the Closing Date, the dividend rate on the Series A Preferred shall be increased to 15% per annum for the period the Registration Statement remains ineffective, and at such time as the Registration Statement becomes effective, the dividend rate on the Series A Preferred shall revert to 12% per annum. In order to have shares included in the Registration Statement, each Purchaser must complete and deliver to the Company not later than ten (10) days after the Closing, a Registration Statement Questionnaire in the form attached hereto as Exhibit D.

               (b) The Company shall pay all Registration Expenses (as defined below) in connection with any registration, qualification or compliance hereunder, and each Purchaser shall pay all of its respective Selling Expenses (as defined below) and other expenses that are not Registration Expenses relating to the Shares resold by such Purchaser. "Registration Expenses" shall mean all expenses, except for Selling Expenses, incurred by the Company in complying with the registration provisions herein described, including, without limitation, all registration, qualification and filing fees, printing expenses, fees and disbursements of counsel and accountants for the Company, blue sky fees and expenses and the expense of any special audits incidents to or required by any such registration. "Selling Expenses" shall mean all selling commissions, underwriting fees and stock transfer taxes applicable to the Conversion Shares and all fees and disbursements of counsel for any Purchaser.

               (c) In the case of the registration effected by the Company pursuant to these registration provisions, the Company will use its reasonable best efforts to: (i) keep such registration effective until the earlier of (A) such date as all of the Conversion Shares have been resold or
(B) the date on which each Purchaser is entitled to sell all of its Conversion Shares pursuant to Rule 144(k) promulgated under the Securities Act; (ii) prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Conversion Shares covered by the Registration Statement; (iii) cause the Conversion Shares to be listed on each securities exchange and quoted on each quotation service on which similar securities issued by the Company are then listed or quoted;
(iv) provide a transfer agent and registrar for all Conversion Shares registered pursuant to the Registration Statement and a CUSIP number for all such Conversion Shares; (v) comply with all applicable rules and regulations of the SEC governing such registration; and (vi) file the documents required of the Company by, and otherwise use its reasonable best efforts to maintain requisite blue sky clearance in, (X) all jurisdictions in which any of the Shares are originally sold and (Y) all other states specified in writing by a Purchaser; provided, however, that as to clause (Y), the Company shall not be required to qualify to do business or consent to service of process in any state in which it is now so qualified or has not so consented.

               (d) The Company shall furnish to each Purchaser upon request a reasonable number of copies of a supplement to or an amendment of the prospectus used in connection with the Registration Statement as may be necessary in order to facilitate the public sale or other disposition of all or any of the Conversion Shares held by the Purchaser.

               (e) With a view to making available to the Purchasers the benefit of Rule 144 and Form S-3 and any other rule or regulation of the SEC that may at any time permit a Purchaser to sell shares to the public without registration, the Company covenants and agrees to use its reasonable best efforts to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) the date on which each Purchaser is entitled to sell all of its Conversion Shares pursuant to Rule 144(k) promulgated under the Securities Act or (B) such date as all of the Conversion Shares shall have been resold; (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act; and furnish to any Purchaser upon request, as long as the Purchaser owns any Shares or Conversion Shares, (A) a written statement by the Company that it has complied with the reporting requirement of the Exchange Act, (B) a copy of the most recent annual or quarterly report of the Company, and (C) such other information as may be reasonably requested in order to avail any Purchaser of any rule or regulation of the SEC that permits the selling of any such Shares or Conversion Shares without registration or pursuant to such registration statement on Form S-3.

               (f) The Company may suspend the use of the Registration Statement and refuse to permit the Purchasers to resell any Conversion Shares pursuant to the Registration Statement for a period not to exceed 20 days in any twelve month period; PROVIDED, HOWEVER, that in order to exercise this right, the Company must notify the Purchasers to the effect that such action is necessary because there then exists material, non-public information relating to the Company, which, in the reasonable opinion of the board of directors of the Company would not be appropriate for disclosure during that time. In such an event, the Company shall use its best efforts to amend the Registration Statement as necessary and to take all other actions necessary to allow such sales and shall notify the Purchasers promptly after it has determined that such sales have become permissible.

          6.2  INDEMNIFICATION.

               (a) The Company agrees to indemnify and hold harmless each Purchaser from and against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) to which such Purchaser may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, on the effective date thereof, the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, any violation by the Company of any rule or regulation promulgated under the Securities Act, the Exchange Act or state securities laws applicable to the Company in connection with such registration, or arise out of any failure by the Company to fulfill any undertaking included in the Registration Statement, and the Company will, as incurred, reimburse such Purchaser for any reasonable legal or other expenses incurred in investigating, defending or preparing to defend any such action, proceeding or claim; PROVIDED, HOWEVER, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon
(i) an untrue statement made in such Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Purchaser specifically for use in preparation of the Registration Statement, (ii) the failure of such Purchaser to comply with the covenants and agreements contained in Section 6.3 hereof, or (iii) any untrue statement in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Purchaser prior to the pertinent sale or sales by the Purchaser.

               (b) Each Purchaser, severally and not jointly, agrees to indemnify and hold harmless the Company from and against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) to which the Company may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon an untrue statement made in such Registration Statement in reliance upon and in conformity with written information furnished by such Purchaser on Exhibit D hereto for use in preparation of the Registration Statement; PROVIDED, HOWEVER, that no Purchaser shall be liable in any such case for any untrue statement included in any Prospectus which statement has been corrected, in writing, by such Purchaser and delivered to the Company before the sale from which such loss occurred, and each Purchaser, severally and not jointly, will, as incurred, reimburse the Company for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; PROVIDED, FURTHER, HOWEVER, that in no event shall any indemnity under this Section 6.2(b) exceed the net proceeds from the offering received by the applicable Purchaser or Purchasers from the sale of the Conversion Shares.

               (c) Promptly after receipt by any indemnified person of a notice of a claim to the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this
Section 6.2, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, and subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person and the indemnifying person shall have been notified thereof, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to the indemnified person. After notice from the indemnifying person to such indemnified person of the indemnifying person's election to assume the defense thereof, the indemnifying person shall not be liable to such indemnified person for any legal expense subsequently incurred by such indemnified person in connection with the defense thereof; PROVIDED, HOWEVER, that if there exists or shall exist a conflict of interest that would make it inappropriate in the reasonable judgment of the indemnified person for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person. No indemnifying person shall, without the prior written consent of the indemnified person (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened proceeding in respect of which any indemnified person is or could have been a party and indemnification could have been sought hereunder by such indemnified party.

               (d) The obligations of the Company and the Purchasers under this Section 6.2 shall be in addition to any liability which the Company and each respective Purchaser may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Company or any Purchaser within the meaning of the Securities Act.

               (e) In order to provide for just and equitable contribution to joint liability in any case in which a claim for indemnification is made pursuant to this Section 6 but it is judicially determined (by entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding that this Section 6 provides for indemnification in such case, the Company and each Purchaser shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in proportion to the relative fault of the Company on the one hand, and the Purchasers, severally, on the other hand; provided, however, that in any such case, no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was no guilty of such fraudulent misrepresentation and; provided, further, that in no event shall any contribution under this Section 6.2(e) on the part of any seller exceed the net proceeds received by such seller from the sale of Conversion Shares.

          6.3 TRANSFER OF CONVERSION SHARES AFTER REGISTRATION. Each Purchaser hereby covenants with the Company not to make any sale of the Conversion Shares except either (a) in accordance with the Registration Statement, in which case the Purchaser covenants to comply with the requirements of delivering a current prospectus, (b) in accordance with Rule 144, in which case Purchaser covenants to comply with Rule 144, or (c) subject to such conditions as the Company shall reasonably impose, in accordance with another exemption from the registration requirements of the Securities Act. Each Purchaser also covenants that it will not make any sale of the Conversion Shares pursuant to the Registration Statement during any period in which the Company has suspended use of the Registration Statement pursuant to Section 6.1(f) of this Agreement. Each Purchaser further acknowledges and agrees that such Conversion Shares are not transferable on the books of the Company unless the certificate submitted to the Company's transfer agent evidencing such Conversion Shares is accompanied by such additional certification, documentation or information as the Company shall reasonably require in order to effect such sale in accordance with the Registration Statement, Rule 144 or such other exemption from the registration requirements of the Securities Act.

          6.4 ADDITIONAL PURCHASER COVENANTS. Each Purchaser covenants that it will promptly notify the Company of any changes in the information set forth in the Registration

Statement regarding such Purchaser or such Purchaser's "Plan of Distribution," including, without limitation, the information contained in the Registration Statement Questionnaire attached hereto as Exhibit D relating to such Purchaser. Each Purchaser shall provide the Company in writing with such change or additional information necessary so that the information set forth in the Registration Statement regarding such Purchaser will be true and correct as of the effective date of the Registration Statement and until the Company is no longer required to keep the Registration Statement effective pursuant to Section 6.1(c) of this Agreement.

          6.5  TERMINATION. All registration rights granted under this
Section 6 shall expire and be of no further force and effect if all Shares or Conversion Shares held by or issuable to each Purchaser (and its affiliates, partners, former partners, members and former members) may be sold under Rule 144(k) promulgated under the Securities Act.

     7.   CO-SALE RIGHTS

          7.1  The following definitions shall apply to this Section 7:

               (a) "Co-Sale Shares" shall mean shares of the Company's Common Stock now owned or subsequently acquired by the Key Holders.

               (b) "Key Holders" shall mean Larry G. Stambaugh, Dale Sander and Kurt Gehlson.

               (c) "Purchaser Common Stock" shall mean the shares of Common Stock into which the Shares are convertible (excluding shares of Common Stock which have already been issued upon conversion of the Shares or shares of Common Stock acquired by a Purchaser other than under this Agreement).

          7.2 If one or more Key Holders proposes to sell or transfer any Co-Sale Shares in one or more related transactions which will result in the transferee of such shares holding more than 50% of the voting stock of the Company, then such Key Holder(s) shall promptly give written notice (the "Notice") to the Company and to each of the Purchasers at least 20 days prior to the closing of such sale or transfer. The Notice shall describe in reasonable detail the proposed sale or transfer including, without limitation, the number of Co-Sale Shares to be sold or transferred, the nature of such sale or transfer, the consideration to be paid, and the name and address of each prospective purchaser or transferee. In the event that the sale or transfer is being made pursuant to the provisions of Section 7.9 hereof, the Notice shall state under which subsection the sale or transfer is being made.

          7.3 Each Purchaser shall have the right, exercisable upon written notice to such Key Holder(s) within 15 days after receipt of the Notice, to participate in such sale on a pro rata basis on the same terms and conditions specified in the Notice. To the extent that one or more of the Purchasers exercise such co-sale right in accordance with the terms and conditions set forth below, the number of Co-Sale Shares that the Key Holder(s) may sell in the transaction shall be correspondingly reduced.

          7.4 Each Purchaser may sell all or any part of that number of shares of Purchaser Common Stock equal to the product obtained by multiplying
(i) the aggregate number of Co-Sale Shares covered by the Notice by (ii) a fraction, the numerator of which is the number of shares of Purchaser Common Stock owned by the Purchaser at the time of the sale or transfer and the denominator of which is the total number of shares of voting stock and Purchaser Common Stock owned by the Key Holder(s) and the Purchasers, respectively, at the time of the sale or transfer.

          7.5 Each Purchaser shall effect its participation in the sale by promptly delivering to the Key Holder(s) for transfer to the prospective purchaser one or more certificates, properly endorsed for transfer, which represent that number of shares of Series A Preferred which is at such time convertible into the number of shares of Purchaser Common Stock which such Purchaser elects to sell; PROVIDED, HOWEVER, that if the prospective purchaser objects to the delivery of Series A Preferred in lieu of Common Stock, such Purchaser shall convert such Series A Preferred into Purchaser Common Stock and deliver Purchaser Common Stock as provided above. The Company agrees to make any such conversion concurrent with the actual transfer of such shares to the purchaser and that such a conversion shall not terminate such Purchaser's co-sale rights with respect to the Shares converted.

          7.6 The stock certificate or certificates that the Purchaser delivers to the Key Holder(s) pursuant to Section 7.4 shall be transferred to the prospective purchaser in consummation of the sale of the voting stock pursuant to the terms and conditions specified in the Notice, and the Key Holder(s) shall concurrently therewith remit to such Purchaser that portion of the sale proceeds to which such Purchaser is entitled by reason of its participation in such sale. To the extent that any prospective purchaser, or purchasers, prohibits such assignment or otherwise refuses to purchase Purchaser Common Stock from a Purchaser exercising its rights of co-sale hereunder, the Key Holder(s) shall not sell to such prospective purchaser or purchasers any Co-Sale Shares unless and until, simultaneously with such sale, the Key Holder(s) shall purchase such Purchaser Common Stock from such Purchaser.

          7.7 The exercise or non-exercise of the rights of the Purchasers hereunder to participate in one or more sales of Co-Sale Shares made by the Key Holders shall not adversely affect their rights to participate in subsequent sales of Co-Sale Shares subject to Section 7.2.

          7.8 If none of the Purchasers elects to participate in the sale of the Co-Sale Shares subject to the Notice, the Key Holder(s) may, not later than thirty (30) days following delivery to the Company and each of the Purchasers of the Notice, enter into an agreement providing for the closing of the transfer of the Co-Sale Shares covered by the Notice on terms and conditions not more favorable to the transferor than those described in the Notice. Any proposed transfer on terms and conditions more favorable than those described in the Notice, as well as any subsequent proposed transfer of any of the Co-Sale Shares by the Key Holder(s), shall again be subject to the co-sale rights of the Purchasers and shall require compliance by the Key Holder(s) with the procedures described in this Section 7.

          7.9 EXEMPT TRANSFERS. Notwithstanding the foregoing, the provisions of this Section 7 shall not apply to (i) any pledge of Co-Sale Shares made pursuant to a bona fide loan transaction that creates a mere security interest; (ii) any transfer to the ancestors, descendants or spouse of a Key Holder or to trusts for the benefit of such persons or a Key Holder; or (iii) any bona fide gift; provided that (A) the transferring Key Holder shall inform the Purchasers of such pledge, transfer or gift prior to effecting it and (B) the pledgee, transferee or donee shall furnish the Purchasers with a written agreement to be bound by and comply with all the terms of this Agreement, including the provisions of Section 7.2. Such transferred Co-Sale Shares shall remain "Co-Sale Shares" hereunder, and such pledgee, transferee or donee shall be treated as a "Key Holder" for purposes of this Agreement.

          7.10 TERMINATION OF CO-SALE RIGHTS. The co-sale rights established by this Section 7 shall terminate as to each Purchaser at such time as all of such Purchaser's Series A Preferred has been converted into Common Stock.

     8.   RIGHTS OF FIRST REFUSAL

          8.1 Subsequent Offerings. Each Purchaser shall have a right of first refusal to purchase its PRO RATA share of all Equity Securities, as defined below, that the Company may, from time to time, propose to sell and issue after the date of this Agreement, other than the Equity Securities excluded by Section 8.4 hereof. Each Purchaser's PRO RATA share is equal to the ratio of (a) the number of shares of the Common Stock issuable upon conversion of the Shares (and excluding those shares of Common Stock already issued upon conversion of the Shares and any other Common Stock acquired by a Purchaser other than under this Agreement) which such Purchaser is deemed to be a holder immediately prior to the issuance of such Equity Securities to
(b) the total number of shares of the Company's outstanding Common Stock (including all shares of Common Stock issued or issuable upon conversion of the Shares or upon the exercise of any outstanding warrants or options) immediately prior to the issuance of the Equity Securities. The term "Equity Securities" shall mean (i) any Common Stock, Preferred Stock or other security convertible, with or without consideration, into any Common Stock or Preferred Stock (including any option to purchase such a convertible security), (ii) any security carrying any warrant or right to subscribe to or purchase any Common Stock or Preferred Stock or (iii) any such warrant or right.

          8.2 Exercise of Rights. If the Company proposes to issue any Equity Securities, it shall give each Purchaser written notice of its intention, describing the Equity Securities, the price and the terms and conditions upon which the Company proposes to issue the same. Each Purchaser shall have fifteen (15) days from the giving of such notice to agree to purchase its PRO RATA share of the Equity Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of Equity Securities to be purchased. Notwithstanding the foregoing, the Company shall not be required to offer or sell such Equity Securities to any Purchaser who would cause the Company to be in violation of applicable federal securities laws by virtue of such offer or sale.

          8.3 Issuance of Equity Securities to Other Persons. If the Purchasers do not exercise in full the rights of first refusal, the Company shall have ninety (90) days thereafter to sell the Equity Securities in respect of which the Purchaser's rights were not exercised, at a price and upon general terms and conditions materially no more favorable to the purchasers thereof than specified in the Company's notice to the Purchaser's pursuant to Section 8.2 hereof. If the Company has not sold such Equity Securities within ninety (90) days of the notice provided pursuant to Section 8.2, the Company shall not thereafter issue or sell any Equity Securities, without first offering such securities to the Purchaser's in the manner provided above.

          8.4 Excluded Securities. The rights of first refusal established by this Section 8 shall have no application to any of the following Equity
Securities:

               (a) any shares of Common Stock (and/or options, warrants or other Common Stock purchase rights and shares of Common Stock issued upon the exercise or conversion thereof) issued or to be issued to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary of the Company, pursuant to its 1993 Long Term Incentive Plan;

               (b) stock issued pursuant to any rights or agreements (including options or warrants) outstanding as of the date of this Agreement;

               (c) any Equity Securities issued pursuant to any acquisition by the Company;

               (d) shares of Common Stock issued in connection with any stock split, stock dividend or recapitalization by the Company;

               (e) shares of Common Stock issued upon conversion of the Shares;

               (f) any Equity Securities issued pursuant to any equipment leasing arrangement, or debt financing from a bank or similar financial institution;

               (g) shares of the Company's Common Stock or Preferred Stock issued in connection with any licensing arrangement entered into by the Company, including strategic transactions involving the Company and other entities, such as joint ventures, manufacturing, marketing or distribution arrangements or technology transfer or development arrangements.

          8.5 Termination of Rights of First Refusal. The rights of first refusal established by this Section 4 shall terminate as to each Purchaser at such time as all such Purchaser's Series A Preferred has been converted into Common Stock

     9.   MISCELLANEOUS.

          9.1 DIVIDEND GROSS-UP PAYMENT. The Company shall pay any and all United States withholding tax on foreign persons imposed in connection with dividends paid or payable on the Shares (including any United States withholding tax imposed on such additional payments), and the amount of dividends otherwise payable to a holder of Shares with respect to which the Company makes such a payment shall not be reduced. The intention of this provision is that each Purchaser who is a foreign person shall receive dividend payments from the Company with respect to the Shares, net of United States withholding taxes, equal to the dividend provided in the Certificate of Designations.

          9.2 USE OF PROCEEDS. The Company shall use the proceeds from the sale of the Shares to further current clinical trials, for other activities associated with the commercialization of its product candidates and for general corporate purposes.

          9.3 GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the State of California as such laws are applied to agreements between California residents entered into and performed entirely in California.

          9.4 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Shares from time to time.

          9.5 ENTIRE AGREEMENT. This Agreement, the Exhibits and Schedules hereto and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

          9.6 SEVERABILITY. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          9.7  AMENDMENT AND WAIVER.

               (a) This Agreement may be amended or modified only upon the written consent of the Company and holders of at least fifty percent (50%) of the Shares (treated as if converted and including any Conversion Shares into which the Shares have been converted that have not been sold by such holder).

               (b) The obligations of the Company and the rights of the holders of the Shares and the Conversion Shares under this Agreement may be waived only with the written consent of the holders of at least fifty percent (50%) of the Shares (treated as if converted and including any Conversion Shares into which the Shares have been converted that have not been sold by such holder).

          9.8 NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address as set forth on the signature page hereof and to Purchaser at the address set forth on Exhibit A attached hereto or at such other address as the Company or Purchaser may designate by ten
(10) days advance written notice to the other parties hereto.

          9.9 EXPENSES. Each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement; provided, however, that the Company shall reimburse the reasonable fees of and expenses of one special counsel for the Purchasers, not to exceed $30,000.

          9.10 ATTORNEYS' FEES. In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

          9.11 TITLES AND SUBTITLES. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

          9.12 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

          9.13 PRONOUNS. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.

          9.14 CALIFORNIA CORPORATE SECURITIES LAW. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION OR IN THE ABSENCE OF AN EXEMPTION FROM SUCH QUALIFICATION IS UNLAWFUL. PRIOR TO ACCEPTANCE OF SUCH CONSIDERATION BY THE COMPANY, THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED OR AN EXEMPTION FROM SUCH QUALIFICATION BEING AVAILABLE.

     IN WITNESS WHEREOF, the parties hereto have executed the SERIES A PREFERRED STOCK PURCHASE AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:                                       PURCHASER:

MAXIM PHARMACEUTICALS, INC.                    ______________________________
                                               [PRINT NAME OF PURCHASER]

By: /s/ Larry Stambaugh
----------------------------------             By: __________________________
Larry Stambaugh, President
                                               Title: _______________________

KEY HOLDERS:


    /s/ Larry G. Stambaugh
----------------------------------
Larry G. Stambaugh


    /s/ Dale Sander
----------------------------------
Dale Sander


    /s/ Kurt Gehlsen
----------------------------------
Kurt Gehlsen

                            MAXIM PHARMACEUTICALS, INC.


              SERIES A CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT

                                                                           Page

1.   Agreement To Sell And Purchase. . . . . . . . . . . . . . . . . . . . . 1

     1.1  Authorization of Shares. . . . . . . . . . . . . . . . . . . . . . 1

     1.2  Sale and Purchase. . . . . . . . . . . . . . . . . . . . . . . . . 1

2.   Closing, Delivery And Payment.. . . . . . . . . . . . . . . . . . . . . 2

     2.1  Closing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

     2.2  Delivery and Settlement. . . . . . . . . . . . . . . . . . . . . . 2

3.   Representations And Warranties Of The Company.. . . . . . . . . . . . . 2

     3.1  Organization, Good Standing and Qualification. . . . . . . . . . . 2

     3.2  Subsidiaries.. . . . . . . . . . . . . . . . . . . . . . . . . . . 2

     3.3  Capitalization; Voting Rights. . . . . . . . . . . . . . . . . . . 2

     3.4  Authorization; Binding Obligations.. . . . . . . . . . . . . . . . 3

     3.5  SEC Filings; Financial Statements. . . . . . . . . . . . . . . . . 3

     3.6  Liabilities. . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

     3.7  Changes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

     3.8  Patents and Trademarks.. . . . . . . . . . . . . . . . . . . . . . 5

     3.9  Compliance with Other Instruments. . . . . . . . . . . . . . . . . 6

     3.10 Litigation.. . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

     3.11 Registration Rights. . . . . . . . . . . . . . . . . . . . . . . . 6

     3.12 Compliance with Laws; Permits. . . . . . . . . . . . . . . . . . . 7

     3.13 Offering Valid.. . . . . . . . . . . . . . . . . . . . . . . . . . 7

     3.14 Other Agreements.. . . . . . . . . . . . . . . . . . . . . . . . . 7

     3.15 Disclosure.. . . . . . . . . . . . . . . . . . . . . . . . . . . . 8

     3.16 Offering of Shares.. . . . . . . . . . . . . . . . . . . . . . . . 8

4.   Representations And Warranties Of The Purchasers. . . . . . . . . . . . 8

     4.1  Requisite Power and Authority. . . . . . . . . . . . . . . . . . . 9

     4.2  Investment Representations.. . . . . . . . . . . . . . . . . . . . 9

     4.3  Additional Regulation S Representations. . . . . . . . . . . . . .10

5.   Conditions To Closing.. . . . . . . . . . . . . . . . . . . . . . . . .11

     5.1  Conditions to Purchasers' Obligations at the Closing.. . . . . . .11

                                       i.

                               TABLE OF CONTENTS
                                  (CONTINUED)
                                                                           Page

     5.2  Conditions to Obligations of the Company.. . . . . . . . . . . . .12

6.   Registration. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .13

     6.1  Registration Requirements. . . . . . . . . . . . . . . . . . . . .13

     6.2  Indemnification. . . . . . . . . . . . . . . . . . . . . . . . . .14

     6.3  Transfer of Conversion Shares After Registration.. . . . . . . . .16

     6.4  Additional Purchaser Covenants.. . . . . . . . . . . . . . . . . .16

     6.5  Termination. . . . . . . . . . . . . . . . . . . . . . . . . . . .17

7.   Co-Sale Rights. . . . . . . . . . . . . . . . . . . . . . . . . . . . .17

8.   Rights of First Refusal . . . . . . . . . . . . . . . . . . . . . . . .19

9.   Miscellaneous.. . . . . . . . . . . . . . . . . . . . . . . . . . . . .21

     9.1  Dividend Gross-Up Payment. . . . . . . . . . . . . . . . . . . . .21

     9.2  Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . .21

     9.3  Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . . .21

     9.4  Successors and Assigns.. . . . . . . . . . . . . . . . . . . . . .21

     9.5  Entire Agreement.. . . . . . . . . . . . . . . . . . . . . . . . .21

     9.6  Severability.. . . . . . . . . . . . . . . . . . . . . . . . . . .21

     9.7  Amendment and Waiver.. . . . . . . . . . . . . . . . . . . . . . .21

     9.8  Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .22

     9.9  Expenses.. . . . . . . . . . . . . . . . . . . . . . . . . . . . .22

     9.10 Attorneys' Fees. . . . . . . . . . . . . . . . . . . . . . . . . .22

     9.11 Titles and Subtitles.. . . . . . . . . . . . . . . . . . . . . . .22

     9.12 Counterparts.. . . . . . . . . . . . . . . . . . . . . . . . . . .22

     9.13 Pronouns.. . . . . . . . . . . . . . . . . . . . . . . . . . . . .22

     9.14 California Corporate Securities Law. . . . . . . . . . . . . . . .22

                                      ii.

Schedule of Purchasers                  Exhibit A-1

Distribution List                       Exhibit A-2

Certificate of Designations             Exhibit B

Form of Legal Opinion                   Exhibit C

Registration Statement Questionnaire    Exhibit D

                                      iii.

                    SERIES A PREFERRED STOCK PURCHASE AGREEMENT


                                    EXHIBIT A-1

                              SCHEDULE OF PURCHASERS

                                               SHARES OF COMMON STOCK INTO
 NAME AND ADDRESS             SHARES OF        WHICH THE SERIES A PREFERRED
                              SERIES A            IS CONVERTIBLE (AT THE           AGGREGATE
                              PREFERRED         INITIAL CONVERSION PRICE        PURCHASE PRICE
-----------------   --------  ---------        ----------------------------     --------------
 Alfred Berg                  105,957                   1,059,570               $10,304,318.25
 85 London Wall
 London EC2M 7BU
 United Kingdom

                                      iv.

                   SERIES A PREFERRED STOCK PURCHASE AGREEMENT

                                   EXHIBIT A-2

                                                                          SHARES OF COMMON STOCK INTO
 NAME AND ADDRESS                                                        WHICH THE SERIES A PREFERRED IS
                                                   SHARES OF SERIES A      CONVERTIBLE (AT THE INITIAL          AGGREGATE
                                                        PREFERRED               CONVERSION PRICE              PURCHASE PRICE
--------------------------------------             ------------------    -------------------------------      --------------
 Livforsakrings AB Skandia                               20,565                      205,650                  $1,999,946.25

 SE-103 50 Stockholm
 Sweden

 Dunross & Co. AB                                         4,113                       41,130                   $399,989.25
 Vasagatan 40
 SE-411 37 Gothemburg
 Sweden

 E. Ohman J:or Fondkommission AB                          1,234                       12,340                   $120,006.50
 Kapitalforvaltning
 P.O. Box 7415
 SE-103 91 Stockholm
 Sweden

 Svenska Handelsbanken S.A. Luxembourg                    4,628                       46,280                   $450,073.00
 P.O. Box 678
 L-2016 Luxembourg
 Luxembourg

 SEB Lakemedelsfond                                       8,740                       87,400                   $849,965.00
 ST S6
 SE-106 40 Stockholm
 Sweden

 SEB Luxembourg                                           1,543                       15,430                   $150,056.75
 16 Boulevard Royal
 P.O. Box 487
 L-2014 Luxembourg
 Luxembourg

 Kenth Petersson                                           987                        9,870                     $95,985.75
 Heleneborgsgatan 20
 SE-117 32 Stockholm
 Sweden

 Health Cap KB                                           12,299                      122,990                  $1,196,077.75
 Sturegatan 32
 SE-114 36 Stockholm
 Sweden

 Forsakringsbolaget SPP Omsesidigt                       10,283                      102,830                  $1,000,021.75
 SE-103 73 Stockholm
 Sweden

                                                                           SHARES OF COMMON STOCK INTO
 NAME AND ADDRESS                                                        WHICH THE SERIES A PREFERRED IS
                                                   SHARES OF SERIES A      CONVERTIBLE (AT THE INITIAL          AGGREGATE
                                                        PREFERRED               CONVERSION PRICE)             PURCHASE PRICE
--------------------------------------             ------------------    -------------------------------      --------------
                                                           493                        4,930                     $47,944.25
 Unibank S.A.

 P.O. Box 562
 L-2015 Luxembourg
 Luxembourg

 5:e AP Fonden                                           30,848                      308,480                  $2,999,968.00
 P.O. Box 1639
 SE-111 86 Stockholm
 Sweden

 Forenade Liv Omsesidigt
     Gruppfors-kringsbolag                                3,291                       32,910                   $320,049.75
 Forenade Liv Gruppfors-kringsbolag AB                    1,337                       13,370                   $130,023.25
 Forenade Liv Kollaktivavtalsfors-krings AB               2,056                       20,560                   $199,946.00
 c/o Forenade Liv, Finansenheten
 SE-103 72 Stockholm
 Sweden

 Skogs-och Lantarbetsgivareforbundet                      2,056                       20,560                   $199,946.00
 P.O. Box 16006
 SE-103 21 Stockholm
 Sweden

 Mikael Hellberg                                           154                        1,540                     $14,976.50
 Bergsstigen 103
 SE-138 33 Alta
 Sweden

 Alexander Lindstrom                                       493                        4,930                     $47,944.25
 Lundagatan 36, uppg 10
 SE-117 27 Stockholm
 Sweden

 Carl Henrik Permert                                       308                        3,080                     $29,953.00
 Setterwallsvagen 6
 SE-131 36 Nacka
 Sweden

 SEB Private Bank                                          164                        1,640                     $15,949.00
 P.O. Box 487
 L-2014 Luxembourg
 Luxembourg
                                                   ------------------    -------------------------------      --------------
 TOTAL:                                                  105,957                    1,059,570                 $10,304,318.25
                                                   ------------------    -------------------------------      --------------
                                                   ------------------    -------------------------------      --------------